EXHIBIT 32.2

Certification of Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. s 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Cyclacel Pharmaceuticals, Inc. ( the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)	the Quarterly Report on Form10-Q of the Company for the three months ended June 30, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 12, 2021	/s/ Paul McBarron
Paul McBarron
Chief Operating Officer, Chief Financial Officer
and Executive Vice President, Finance